UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2025
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vail Resorts, Inc. (“Vail Resorts” or the “Company”) publicly announced on November 21, 2025 that the Board of Directors of the Company appointed Celeste Burgoyne as Executive Vice President, Chief Revenue Officer (“CRO”) of the Company commencing January 26, 2026, and in connection with such appointment, entered into an Executive Employment Agreement (“Employment Agreement”) with Ms. Burgoyne, which governs her compensation and the other terms of her employment as CRO.

Ms. Burgoyne, age 51, currently serves as President, Americas and Global Guest Innovation at lululemon athletica inc. (“lululemon”), a role she has held since her appointment in October 2020. She oversees all channel and customer-facing aspects of lululemon’s North American business, including e-commerce, customer relationship management, marketing, retail store experience, and real estate. She also leads guest experience innovation for lululemon globally and recently launched the company’s membership program. She initially joined lululemon in 2006, and previously held the roles of Executive Vice President, Americas and Global Guest Innovation; Senior Vice President, Retail, North America; Vice President of Store Operations; and General Manager of U.S. Operations. At lululemon, she led the brand’s expansion in the United States. Prior to lululemon, Ms. Burgoyne held various leadership roles during her ten-year tenure at Abercrombie & Fitch. She holds a B.A. from the University of San Diego.

There are no family relationships between Ms. Burgoyne and any Company director or executive officer, and no arrangements or understandings between Ms. Burgoyne and any other person pursuant to which she was selected as an officer. Ms. Burgoyne is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Under the Employment Agreement, Ms. Burgoyne is entitled to: (i) an initial base salary of $900,000; (ii) a one-time sign-on cash bonus in the amount of $700,000, which is subject to repayment upon a termination of employment for cause or resignation within her first year of service; (iii) a grant of restricted share units (“RSUs”) with a value of $2,150,000 that will vest in full on the first anniversary of the grant date; (iv) a grant of RSUs with a value of $2,834,000 that will vest in three equal annual installments commencing on the first anniversary of the grant date (items (iii) and (iv) collectively, the “Sign-On Grant”); (v) participation in the Company’s Management Incentive Plan with an annual incentive target cash bonus of 75% of her base salary; and (vi) a target annual long-term incentive equity grant in the amount of approximately $3,425,000 composed of 50% RSUs and 50% share appreciation rights, each of which vest in three equal annual installments. Ms. Burgoyne will receive other benefits and perquisites on the same terms afforded to senior executives generally and as required by applicable law, including customary health, disability and insurance benefits and participation in the Company’s Executive Perquisite Fund Program.

The Employment Agreement provides that upon a termination by the Company without cause or a resignation by Ms. Burgoyne for good reason, she is entitled to receive, subject to execution of a general release of claims, the greater of (a) any amounts to which she may be entitled under the Company’s executive severance policy or (b) 12 months of her then-current base salary, less any payment in lieu of notice as required by the Employment Standards Act (British Columbia), payable in a lump sum. In addition, if such a termination occurs prior to the first anniversary of her start date, Ms. Burgoyne is entitled to accelerated vesting of any unvested portion of the Sign-On Grant. If such termination is in connection with a change in control, she is also entitled to an additional amount equal to the cash bonus paid to her in the prior calendar year. The Company’s executive severance policy is summarized in the Company’s 2025 Proxy Statement filed on October 30, 2025 with the Securities and Exchange Commission.

The Employment Agreement contains customary provisions for non-competition and non-solicitation of the Company’s managerial employees that become effective as of the date of the executive’s termination of employment and that continue for one year and two years, respectively, thereafter. Ms. Burgoyne is also subject to a perpetual covenant to maintain confidentiality of the Company’s confidential information.

The description above is a summary of the material terms of the Employment Agreement and is qualified in its entirety by the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on November 21, 2025 announcing the CRO described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Current Report on Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, between the Company and Celeste Burgoyne, dated as of November 17, 2025.
99.1	Press release, dated November 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: November 21, 2025	By:	/s/ Julie A. DeCecco
Julie A. DeCecco
Executive Vice President, General Counsel and Chief Public Affairs Officer